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                                                                   EXHIBIT i(2)







                               February 23, 2001




Kirkpatrick & Lockhart LLP
1800 Massachusetts Ave., NW
2nd Floor
Washington, DC  20036

         Re:      AIM Investment Funds

Ladies and Gentlemen:

     We have acted as special Delaware counsel for AIM Investment Funds, a Delaware business trust (the "Trust"), in connection with the proposed issuance of shares (collectively, the "Shares") of Class A, Class B, and Class C (collectively, the "Classes") in each series of the Trust referred to in Schedule A attached hereto (each, a "Portfolio"). Initially capitalized terms used herein and not otherwise defined are used herein as defined in that certain Agreement and Declaration of Trust dated as of May 7, 1998, entered into among William J. Guilfoyle, C. Derek Anderson, Frank S. Bayley, Arthur C. Patterson, and Ruth H. Quigley, as Trustees, and the Shareholders of the Trust, (the "Original Declaration").

     For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigation of our own:

     1. The Certificate of Trust for the Trust, dated as of May 7, 1998, as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on May 7, 1998;

     2. The Original Declaration;

     3. The First Amendment to the Original Declaration dated as of September 8, 1998 (the "First Amendment");

     4. The Second Amendment to the Original Declaration dated as of December 10, 1998 (the "Second Amendment");
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     5. The Third Amendment to the Original Declaration dated as of February 4,
1999 (the "Third Amendment");

     6. The Fourth Amendment to the Original Declaration dated as of February 14, 1999 (the "Fourth Amendment");

     7. The Fifth Amendment to the Original Declaration dated as of February 11, 2000 (the "Fifth Amendment");

     8. The Sixth Amendment to the Original Declaration effective as of May 24, 2000 (the "Sixth Amendment");

     9. The Seventh Amendment to the Original Declaration effective as of June 12, 2000 (the "Seventh Amendment");

     10. The Eighth Amendment to the Original Declaration effective as of June 19, 2000 (the "Eighth Amendment");

     11. The Ninth Amendment to the Original Declaration effective as of December 5, 2000 (the "Ninth Amendment", together with the Original Declaration, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, and the Eighth Amendment, collectively, the "Declaration");

     12. Schedule A to the Declaration as in effect on the date hereof;

     13. The By-laws of the Trust as in effect on the date hereof;

     14. Resolutions of the Trustees as in effect on the date hereof designating and eliminating, as the case may be, Classes and approving the issuance of the Shares (collectively, the "Share Resolutions");

     15. Resolutions of the Trustees (the "18f-3 Resolutions" and, together with the Share Resolutions, the "Resolutions") adopting that certain plan pursuant to Rule 18f-3 under the Investment Company Act of 1940 (the "18f-3 Plan");

     16. A Certificate of the Secretary of the Trust dated as of February 23, 2001 certifying as to the organizational documents of the Trust, certain authorizing resolutions, the Resolutions, and the signatures of the Trust's officers (the "Officer's Certificate");

     17. A Certificate of Good Standing for the Trust, dated February 23, 2001 obtained from the Secretary of State; and

     18. The Post-Effective Amendment No. 59 (the "PEA") to registration statement on Form N-1A (the "Form N-1A") to be filed with the Securities and Exchange Commission on
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or about February 27, 2001, pursuant to the Securities Act of 1933, as amended, covering the Shares (the PEA together with the Form N-1A, the "Registration Statement").

     As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

     Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

     1. The Trust has been duly created and is validly existing in good standing as a business trust under the Delaware Act.

     2. Each Portfolio has been duly created and is validly existing as a series under Section 3804 of the Delaware Act.

     3. The Declaration constitutes the legal, valid and binding obligation of the Trustees, enforceable against the Trustees, in accordance with its terms.

     4. Subject to the other qualifications set forth herein (including, without limitation, paragraph 5 below), the Shares have been duly authorized and when the Shares shall have been otherwise issued and sold in accordance with the Declaration, the Resolutions, the 18f-3 Plan, and the By-laws, such Shares will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the respective Portfolios of which such Shares form a part, as the case may be.

     5. When and if the actions referred to in paragraph 4 have occurred, the holders of the Shares as beneficial owners of the Shares will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware, except that such holders of Shares may be obligated to provide indemnity and/or security in connection with the issuance of replacement certificates for lost or destroyed certificates, if any, representing such Shares, if such holders request certificates in accordance with the By-laws and such certificates are lost.

     In addition to the assumptions and qualifications set forth above, all of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                 a. The foregoing opinions are limited to the laws of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                 b. We have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.
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                 c. The foregoing opinion regarding the enforceability of the
Declaration is subject to (i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

                 d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                 e. We have assumed that the Declaration, the By-laws, the Resolutions and the 18f-3 Plan, collectively, constitute the entire agreement with respect to the subject matter thereof, including (i) with respect to the creation, dissolution and winding up of the Trust and each Portfolio, (ii) the terms applicable to the Shares, and (iii) the power and authority of the Trustees.

                 f. We have assumed that to the extent any additional rights and/or preferences are stated in the 18f-3 Plan, such additional rights and/or preferences (x) are enforceable in accordance with their terms, and (y) do not conflict with the Certificate of Trust, the Declaration, the By-laws, or any statute, rule or regulation applicable to the Trust or any Portfolio.

                 g. We have assumed that no event set forth in Section 9.3(a) of the Declaration has occurred with respect to the Trust or any Portfolio.

                 h. Notwithstanding any provision in the Declaration to the contrary, we note that upon the occurrence of an event set forth in Section 9.3(a) thereof, with respect to the Trust or a Portfolio, as the case may be, the Trust or such Portfolio, as applicable, cannot make any payments or distributions to the Shareholders thereof until their respective creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

                 i. With respect to the enforceability of any provision of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust or Portfolio thereof and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

                 j. We have assumed that none of the By-laws, the Resolutions, or the 18f-3 Plan has been amended, modified, or revoked in any manner from the date of its adoption,
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and that each of the By-laws, the Resolutions, and the 18f-3 Plan remains in full force and effect on the date hereof.

                 k. We have assumed that the Trust maintains separate and distinct records for each Portfolio and that the Trust and the Trustees hold and account for the assets belonging to each such Portfolio separately from the other assets of any other Portfolio and the assets of the Trust generally, if any.

                 l. We note that we do not assume responsibility for the contents of the Registration Statement.

     This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished (except that it may be furnished to any federal, state or local regulatory agencies or regulators having appropriate jurisdiction and entitled to such disclosure) or quoted to, or relied upon by, any other person or entity for any purpose. AIM Investment Funds and Kirkpatrick & Lockhart LLP may rely on this opinion with respect to the matters set forth herein in connection with their opinions being delivered on even date herewith.

     We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                            Very truly yours,



                                            /s/ Potter Anderson & Corroon LLP
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                                   SCHEDULE A
                                   ----------

                          Class A, Class B and Class C
                          ----------------------------

                          AIM Developing Markets Fund
                          AIM Latin American Growth Fund
                          AIM Global Consumer Products and Services Fund AIM Global Financial Services Fund
                          AIM Global Health Care Fund
                          AIM Global Infrastructure Fund
                          AIM Global Resources Fund
                          AIM Global Telecommunications and Technology Fund AIM Strategic Income Fund